Exhibit 10.6.a

FIRST AMENDMENT OF

FMC TECHNOLOGIES, INC. EMPLOYEES’ RETIREMENT PROGRAM

PART I SALARIED AND NONUNION HOURLY EMPLOYEES’ RETIREMENT PLAN

WHEREAS, FMC Technologies, Inc. (the “Company”) maintains the FMC Technologies, Inc. Employees’ Retirement Program Part I Salaried and Nonunion Hourly Employees’ Retirement Plan, as amended and restated effective January 1, 2002 (the “Plan”);

WHEREAS, the Company now deems it necessary and desirable to amend the Plan in certain respects to comply with the terms of the IRS favorable determination letter issued on November 6, 2009; and

WHEREAS, this First Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the amendment;

NOW, THEREFORE, by virtue and in exercise of the powers reserved to the Company under Section 11.1 Plan Amendment or Termination of the Plan, the Plan is hereby amended in the following respects.:

1. Effective January 1, 2002, Section 3.5.1 of the Plan is hereby amended to add a new subsection (vii) which shall read as follows:

(vii)	For purposes of this Section 3.5.1, the term “compensation” means compensation as defined in Code Section 415(c)(3) and the term “monthly compensation” means compensation divided by 12.

2. Effective January 1, 2002, the term “Present Value” set forth in Section 13.1 is hereby amended to replace the phrase “separation from service” with the phrase “severance from employment.”

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized representative this 2nd day of February, 2010.

FMC Technologies, Inc.

By:	/s/ Maryann T. Seaman
Its:	Vice President, Administration